                                                                    EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                             RICHARD H. SCHAEFER,
                              RICHARD H. SCHAEFER
                         IRREVOCABLE WITHDRAWAL TRUST
                           DATED DECEMBER 24, 1991,
                                      AND
                              RICHARD H. SCHAEFER
                       IRREVOCABLE NON-WITHDRAWAL TRUST
                            DATED DECEMBER 24, 1991


                                      AND


                        U.S.  XPRESS ENTERPRISES, INC.


                               December 16, 1997

                           STOCK PURCHASE AGREEMENT

  THIS AGREEMENT made by and between U.S. Xpress Enterprises, Inc., a Nevada corporation (the "BUYER"), and Richard H. Schaefer ("SCHAEFER"), Richard H. Schaefer Irrevocable Withdrawal Trust Dated December 24, 1991, and Richard H. Schaefer Irrevocable Non-Withdrawal Trust Dated December 24, 1991 (together, the "TRUSTS") (Schaeffer and the Trusts are collectively referred to as the "SELLERS") is entered into on December 16, 1997. The Buyer and the Sellers are referred to collectively herein as the "PARTIES."

                             W I T N E S S E T H:

  WHEREAS, the Sellers in the aggregate own all of the outstanding capital stock of Victory Express, Inc., an Ohio corporation (the "TARGET"); and

  WHEREAS, the Sellers desire to sell and the Buyer desires to purchase all of the outstanding capital stock of the Target pursuant to the terms and conditions of this Agreement.

  NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                      PURCHASE AND SALE OF TARGET SHARES
                      ----------------------------------

  1.1 BASIC TRANSACTION.  On and subject to the terms and conditions of this
      ------------------
Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell, transfer, assign and deliver to the Buyer, all of his or its Shares of the Target for the consideration specified below in Section 1.2.

  1.2 PURCHASE PRICE.  The Buyer agrees to pay to the Sellers at the Closing as
      ---------------
consideration for the Shares Fifty-One Million Dollars ($51,000,000) (the "PURCHASE PRICE") by delivery of the Purchase Price in cash payable by wire transfer of immediately available funds pursuant to the wire transfer instructions attached hereto as EXHIBIT 1.2(A). The Base Purchase Price shall
                                ---------------
be allocated among the Sellers in proportion to their respective holdings of Shares as set forth in EXHIBIT 1.2(B). The Parties further agree that Five
                       --------------
Million One Hundred Thousand Dollars ($5,100,000) (the "ESCROW FUNDS") shall be withheld from the funds to be delivered pursuant to Schaefer's wire instructions and be delivered instead to National City Bank, Dayton, Ohio (hereinafter the "ESCROW AGENT") in cash payable by wire transfer of immediately available funds pursuant to wire transfer instructions attached hereto as EXHIBIT 1.2(C). All
                                                          --------------
Escrow Funds are to be held in escrow pursuant to the terms of an Escrow Agreement in the form of EXHIBIT 1.2(D) hereto (the "ESCROW AGREEMENT") as a
                         --------------
non-exclusive source of indemnification. All payments or distributions from the Escrow Funds shall be made in accordance with the terms of the Escrow Agreement. All income earned on the Escrow Funds shall be for the benefit of the Sellers in accordance with the terms of the Escrow Agreement. All fees and expenses of the Escrow Agent incurred in connection with the escrow shall be borne equally by the Buyer and the Sellers.

  1.3 THE CLOSING.  The delivery of the Purchase Price pursuant to Section 1.2
      ------------
hereof, the sale, transfer, and delivery of the Shares pursuant to Section 1.1 hereof and the delivery of the other instruments, certificates and legal opinions required hereunder (the "CLOSING"), shall take place at the law office of Fred J. Andary, Esq., 1700 First National Plaza, Dayton, Ohio, at 11:00 A.M. local time on January, 30, 1998 or on such other date or at such other time or place as the parties hereto shall agree in writing (the date and time of the Closing being referred to herein as the "CLOSING DATE").

  1.4 DELIVERIES AT THE CLOSING.  At the Closing, (i) the Sellers will deliver
      --------------------------
to the Buyer the various certificates, instruments, and documents referred to in
Section 6.1 below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers the consideration specified in Section 1.2 above.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 -----------------------------------------------

  In order to induce the Buyer to enter into this Agreement and the consummate the transactions contemplated hereby, Schaefer represents and warrants that as of the date hereof and as of the Closing Date, the following representations and warranties are true, complete and accurate, and all such representations and warranties shall be continuing and shall survive the Closing pursuant to Section
7.1 below.  The Trusts make the statements referenced in Sections 2.1, Section
2.2 and the last sentence of Section 2.4 and are not making any representations or warranties involving any of the other Sections in this Article III.

  2.1  ORGANIZATION OF THE TRUSTS.  Each Seller represents and warrants that
       ---------------------------
each of the Trusts is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Attached hereto as
EXHIBIT 2.1 are a true, complete and correct copies of the trust agreements and
-----------
all related documents governing the Trusts.

  2.2 OWNERSHIP OF AND TITLE TO THE SHARES, ETC. Each Seller represents and
      -----------------------------------------
warrants that as concerns the shares he or it possesses that he or it owns the shares of the Target set forth opposite such Seller's name on EXHIBIT 1.2(B)
                                                              --------------
hereof (the "SHARES"); that each such Seller has good and marketable title to the Shares set forth after his or its name, free and clear of all liens, encumbrances, restrictions on transfer, options, charges, security interests, equities and claims whatsoever; that each has the full legal right, capacity and power to execute, deliver and perform this Agreement; that this Agreement and the collateral documents referenced herein executed by each such Seller constitutes the legal, valid and binding obligation of each such Seller according to its respective terms; that each such Seller has full legal right and power to sell, transfer and deliver such Shares in the manner provided in this Agreement; that upon delivery of, and payment for, such Shares pursuant to this Agreement, the Buyer will acquire good and marketable title thereto, free and clear of all liens, encumbrances, restrictions on transfer, options, charges, security interests, equities and claims whatsoever; and that such Shares are at the date hereof and will on the Closing Date be duly authorized, validly issued and outstanding, fully-paid and non-assessable, with no personal liability attaching to the ownership thereof.

  2.3  NO CONFLICT.  Except as set forth on Schedule 2.3, neither the execution
       ------------                         ------------
and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers or the Target are subject or any provision of the charter, bylaws or other organizational document of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers or the Target are a party or by which they are bound or to which any of the Target's assets are subject which would have a material impact or effect on this transaction or the operations of the Target, or (iii) result in the imposition of any lien, charge, encumbrance or other security interest upon any of the Target's assets. There is no option, warrant, purchase right, or other contract or commitment that could require the sale, transfer, or other disposal of any capital stock or other securities of the Target (other than this Agreement). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock or any other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.
There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target. Neither the Sellers nor the Target are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, other than compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act.

  2.4  CAPITAL STOCK AND STOCKHOLDER RELATIONS  The entire authorized capital
       ---------------------------------------
stock of the Target consists of two hundred fifty (250) shares of common stock no par value per share (the "TARGET SHARES"), of which 134.5 Target Shares are issued and outstanding and 15.5 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, validly issued, fully paid, and are nonassessable. The Shares constitute all of the issued and (with the exception of any of the Target Shares held in treasury) outstanding Target Shares. There are no outstanding options, warrants, contracts, preemptive rights, proxies, calls, commitments or demands of rights of any character obligating the Target to issue any Target Shares or options or rights with respect thereto or any other securities, and there are not existing or outstanding securities of any kind convertible into or exchangeable for Target Shares. There are no outstanding obligations of the Target to repurchase, redeem or otherwise acquire any Target Shares. No current or former stockholder of the Target or of any corporation heretofore merged with or into the Target has any claim or cause of action whatsoever against the Target arising out of or in any way connected with any occurrence or state of facts in existence prior to the Closing Date, and no such present or former stockholder shall come to have any claim or cause of action whatsoever against the Target, or any officer, director or stockholder of the Target, by virtue of, or in any way connected with, the transactions contemplated by this Agreement or otherwise. By the execution of this Agreement, the Sellers hereby waive any and all rights, options, calls, equities or other claims (other than claims they may have pursuant to this Agreement) which the Sellers may have with respect to the Target Shares by reason of the transactions contemplated by this Agreement or any prior transaction, or any other claim or demand whatsoever that they may have against the Target.

  2.5  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF THE TARGET.  The
       ---------------------------------------------------------------
Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, all such jurisdictions being set forth on Schedule
                                                                     --------
2.5.  The Target has all requisite authority, corporate or otherwise and all
---
authorizations necessary to carry on and conduct the businesses in which it is engaged and to own or lease and use the properties and assets owned and used by it. The Target is not in default under or in violation of any provision of its charter, bylaws or other organizational or governing instrument.

  2.6  ORGANIZATIONAL DOCUMENTS.  The Sellers have delivered to the Buyer (or
       ------------------------
will deliver within seven (7) days of the date hereof) correct, complete and certified copies of the charter documents and bylaws of the Target (as amended and in effect as of the date hereof), the minute books (containing complete, correct and true records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target (containing the complete, true and accurate record of stock issuances as of the date of delivery). Schedule
                                                                     --------
2.6 contains a true and complete list of all of the current officers and
---
directors of the Target.

  2.7  BROKERS' FEES.  Neither the Target nor the Sellers have any liability or
       --------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

  2.8  TITLE TO ASSETS.  The Target has good and marketable title to, or a valid
       ----------------
leasehold interest in, the properties and assets used by it, wherever located, including those shown on the Baseline Financial Statement of the Target dated September 30, 1997, or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the aforesaid balance sheet.

  2.9  SUBSIDIARIES AND AFFILIATES.  Except as set forth on Schedule 2.9, the
       ----------------------------                         ------------
Target does not have any subsidiaries or affiliated businesses or operations, and there are no other assets, operations, personnel, know how or the like owned, employed or used by the Target in the operation of the transportation business known as "Victory Express" that would not inure to the sole benefit and control of the Buyer upon consummation of the transactions contemplated by the Agreement.

  2.10  FINANCIAL STATEMENTS.  The Sellers have delivered to the Buyer financial
        ---------------------
statements of the Target for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996,
and, attached hereto as EXHIBIT 2.10, for the month ended September 30, 1997,
                        ------------
(the "BASELINE FINANCIAL STATEMENT") and the month ended November 30, 1997 (collectively the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete and kept in accordance with GAAP); provided, however, that the Baseline Financial Statement is subject to year-end adjustments which will not in the aggregate result in a material adverse change to the Baseline Financial Statement. The Baseline Financial Statement will also lack footnotes and other normal presentation items.

  2.11  EVENTS SUBSEQUENT TO THE BASELINE FINANCIAL STATEMENT.  Since September
        ------------------------------------------------------
30, 1997 and other than as set forth in Schedule 2.11, Target has conducted its
                                        -------------
business in the ordinary course and there has not been any change in the business, financial condition, operations, results of operations, relationships with any suppliers or customers or future prospects of the Target which will or is likely to have an adverse effect on either the net income or stockholders equity of the Target. Without limiting the generality of the foregoing, since that date and except as set forth on Schedule 2.11:
                                     -------------

     (A) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

     (B) other than shipper contracts, the Target has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) or any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) outside the ordinary course of business;

     (C) no party (including the Target) has accelerated, terminated, modified, or canceled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Target is a party or by which the Target is bound;

     (D) the Target has not granted or allowed to be imposed any lien, claim, charge, security interest or other encumbrance upon any of its assets;

     (E) the Target has not made any material capital expenditure (or series of related capital expenditures) or any capital expenditure outside the ordinary course of business that has not been reflected on the Baseline Financial Statement;

     (F) other than in the ordinary course of business, the Target has not made any capital investment in, or any acquisition of the securities or assets of, any third party;

     (G) the Target has not made any loan or advance to, and has not received a loan or advance from the Sellers which will remain outstanding at the Closing;

     (H) the Target has not issued any note, bond, or other debt instrument or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

     (I) the Target has not unreasonably delayed or postponed the payment of accounts payable or other liabilities beyond the payment terms applicable to said accounts payable or liabilities;

     (J) the Target has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Twenty-Five Thousand Dollars ($25,000.00) or outside the ordinary course of business;

     (K) the Target has not granted any license or sublicense of any rights under or with respect to any of the Target Intellectual Property;

     (L) other than as set forth in the documents delivered pursuant to Section 2.6, there has been no change made or authorized in the charter or bylaws of the Target;

     (M) the Target has not issued, sold, or otherwise disposed of any of the Target Shares, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the Target Shares;

     (N) the Target has not declared, set aside, nor paid any dividend or made any distribution with respect to the Target Shares (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of the Target Shares;

     (O) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) which materially adversely affect its properties or business;

     (P) the Target has not made any loan to, or entered into any other transaction with or on behalf of (including but not limited to guarantees of debt), any of its directors, officers, and employees other than normal salary, bonuses and employee benefits paid or granted in the ordinary course of business consistent with past practice; provided, however that none of the Sellers will directly or indirectly have received any bonuses, dividends or other forms of compensation (other than routine monthly salary paid in the ordinary course) from January 1, 1997 through the Closing;

     (Q) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business, and has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

     (R) the Target has not made any other change in employment terms for any of its directors, officers, and employees;

     (S) other than in the ordinary course of business, the Target has not made or pledged to make any charitable or other capital contribution;

     (T) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Target, and the Target has conducted its business in the ordinary and usual course and in a reasonable business manner;

     (U)  the Target has not committed to any of the foregoing;

     (V) the Target has not incurred any liability, contingent or otherwise, except in the ordinary and usual course of business; and

     (W) the Target has not made any change in any method of accounting or principle of accounting.

     2.12  UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 2.12, the
           ------------------------                         -------------
Target does not have any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for liabilities set forth and adequately reserved against in the Baseline Financial Statement and all subsequent financial statements.

     2.13  LEGAL COMPLIANCE.  Except as set forth on Schedule 2.13, the Target
           -----------------                         -------------
has reasonably complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or threatened against it alleging any failure so to comply.

     2.14  TAX MATTERS.
           ------------

     (A) The Target has filed all tax returns and reports that it was required to file. All such tax returns and reports were correct and complete. All taxes owed by the Target (whether or not shown on any tax return) have been paid or accrued on the Baseline Financial Statement. The Target currently is not the beneficiary of any extension of time within which to file any tax return or report or to make any tax payment. No claim has ever been made by an authority in a jurisdiction where the Target does not file tax returns or reports that the Target is or may be subject to taxation by that jurisdiction.

     (B) The Target has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (C) Schaefer does not expect any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of the Target either (i) claimed or raised by any authority in writing or (ii) as to which either Schaefer or any of the officers and employees of the Target responsible for tax matters has been notified or has knowledge based upon personal contact with any agent of such authority. As concerns income tax, Schedule 2.14(c) sets
                                                      ----------------
     forth all federal, state and local tax returns filed with respect to the Target for taxable periods ended on or after December 31, 1987, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit, investigation or other inquiry. Schaefer has delivered to the Buyer correct and complete copies of all federal and state income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 1987. Schedule 2.14(d) sets forth all other tax returns and reports
                ----------------
     filed with respect to the Target for taxable periods ended on or after December 31, 1996, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit, investigation or other inquiry.

     (D) The Target has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

     (E) The Target has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Target has not been a United States real property holding corporation within the meaning of Code (S)8979(c)(2) during the applicable period specified in Code (S)8979(c)(1)(A)(ii). The Target is not a party to any tax allocation or sharing agreement. The Target (A) has not been a member of an affiliated group filing a consolidated federal income tax return and (B) has no liability for the taxes of any person or entity (other than the Target) under Reg.
     (S)1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract, or otherwise.

     (F)  Schedule 2.14(f) sets forth the following information with respect to
          ----------------
     the Target as of the most recent practicable date: (i) the basis of the Target in its assets; and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target.

     (G) The unpaid taxes of the Target (i) did not, as of the Baseline Financial Statement, exceed the reserve for tax liability set forth on the face of the Baseline Financial Statement (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing tax returns.

     2.15  REAL PROPERTY.  Schedule 2.15(a) lists and briefly describes all real
           --------------   ----------------
property that the Target leases for the operation of its terminal and general offices (the "REAL ESTATE"). No real property is owned by the Target other than a residential condominium located in Ft. Myers, Florida (copies of the deeds, condominium governing documents and most recent condominium fee invoice being attached as Schedule 2.15(b) (the "CONDOMINIUM")). Attached hereto as EXHIBIT
            ----------------                                           -------
2.15 is a true, complete and correct copy of the lease for the Real Estate (the
----
"LEASE").

  (A)  GENERAL.   Except for the Real Estate and the Condominium, there is no
       --------
real property owned, leased or occupied by the Target and used or connected with its business.

  (B)  CODES, ORDINANCES, USE AND NOTICE OF CONDEMNATION.  There are no
       -------------------------------------------------
existing, pending, or proposed violations of any fire or health codes, building ordinances, or rules of the Board of Fire Underwriters (or organization exercising functions similar thereto), with respect to the Real Estate, nor is there, any defect in the Real Estate which would render all or any part thereof unsuitable for its continued use by the Target in the manner historically used by Target except that the Real Estate is located partially on wetlands and a flood plain and the appropriate approval has been granted to so construct and operate the Real Estate thereon. Neither Schaefer nor the Target has received any notice of any condemnation proceeding in process or proposed that would affect the Real Estate. Schaefer shall advise the Buyer forthwith of any notice concerning violations, condemnation proceeding, and tax or utility rate increases that may affect the Real Estate.

  (C)  LICENSES AND PERMITS. The Target holds all licenses, certificates,
       --------------------
permits, franchises and rights from all appropriate federal, state, local and other public authorities necessary for the conduct of its current operations, which licenses, certificates, permits, franchises and rights are specified on
Schedule 2.15(c).
----------------

  (D)  NO NOTICE OF VIOLATIONS.   The Target is in reasonable compliance with
       -----------------------
all applicable laws, rules and regulations. The Target has not received any notice of violations of any federal, state or local laws, ordinances, rules, regulations or orders relating to its business operations.

  (E)  UTILITY CONNECTIONS.  All public utility connections located on or
       -------------------
serving the Real Estate and the Condominium have been completed, installed, activated, paid for and are in operational condition and are in compliance with all appropriate codes, rules and regulations.

  (F)  TAXES AND UTILITIES.  Sellers are not aware of, nor has the Target
       -------------------
received, any notice or information of any condition which would result in an increase in the assessments covering the Real Estate or the Condominium or utility rates affecting the Real Estate or the Condominium.

  (G)  ACCESS.  The Target presently has the unencumbered right to use all
       ------
accesses from the Real Estate and the Condominium to and from public thoroughfares, as such accesses are presently configured and utilized.

  (H)  RIGHT TO OPERATE.  The Target has the legal right to operate all parts of
       -----------------
the Real Estate in the manner in which it is currently being operated as a terminal and general corporate office facility for an interstate trucking company.

  (I) GOOD TITLE.  Except as set forth on Schedule 2.15(i), the lessor of the
      ----------                          ----------------
Real Estate has good and marketable title to each parcel of Real Estate, free and clear of any liens, mortgages, deeds to secure debt, security interests, easement, covenant, or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto. Except as set forth on Schedule 2.15(i), the Target has good and
                                ----------------
marketable title to the Condominium, free and clear of any liens, mortgages, deeds to secure debt, security interests, easement, covenant, or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

  (J) NO OTHER LEASES.  Except for the Lease and as set forth in Schedule
      ---------------                                            --------
2.15(j), there are no leases, subleases, licenses, concessions, or other
------
agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Estate or the Condominium.

  (K) STATUS OF THE LEASE.
      -------------------

          (I) the Lease is legal, valid, binding, enforceable, and in full force and effect in accordance with its terms, including those terms that will go into effect as of the Closing;

          (II) the Lease will continue to be legal, valid, binding, enforceable, and in full force and effect (assuming no default by the Target subsequent to the Closing) following the consummation of the transactions contemplated hereby;

          (III) no party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (IV) no party to the Lease has repudiated any provision thereof;

          (V) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; and

          (VI) except as noted in Schedule 2.15(i) the Target has not assigned,
                                  ----------------
          transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Lease, and the lessor of the Lease has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Real Estate.

     2.16  INTELLECTUAL PROPERTY.  Set forth on Schedule 2.16 is a complete and
           ----------------------               -------------
accurate list of all intellectual property rights owned by or licensed to the Target, including but not limited to all rights in and to servicemarks, trademarks, tradenames (including the name "Victory Express" and all variations thereof), copyrights, patents and the like whether or not subject to registration (collectively the "TARGET INTELLECTUAL PROPERTY").

     (A) There are no other forms of intellectual property rights necessary for the operation of the businesses of the Target as presently conducted other than the Target Intellectual Property. Each item of the Target Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has applied to register any trademark it owns with the Untied States Patent and Trademark Office.

     (B) The Target has never interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, other than as listed in Schedule 2.16(b), and none of the
                                            ----------------
     Sellers and the directors and officers (and employees with responsibility for intellectual property matters) of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Target Intellectual Property. The Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of its businesses as presently conducted.

     (C) With regard to each item of the Target Intellectual Property:

          (I) the Target possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

          (II) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (III) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (IV) the Target has never agreed to indemnify any of Sellers or any other third party for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

  2.17  ROLLING STOCK AND OTHER TANGIBLE ASSETS.  Other than those photocopiers
        ----------------------------------------
and fax machines and those items listed in Schedule 2.17 that are leased, the
                                           -------------
Target has good, valid and marketable title to all personal and mixed, tangible and intangible properties and assets all machinery, equipment, and other tangible assets (including but not limited to the Rolling Stock (as herein defined)) used in its business as presently conducted or which it otherwise purports to own, free and clear of all liens, claims, charges and encumbrances whatsoever. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. Schedule 2.17(a) sets
                                                           ----------------
forth a list (by make, model, year, license plate/registration number and vehicle identification number) of all power units and trailers used or usable by the Target (the "ROLLING STOCK"). The Rolling Stock is "as is" and has operable engines and drive trains except as noted in Schedule 2.17(a). Except as set
                                            ----------------
forth on Schedule 2.17(a), no item of Rolling Stock is due for major overhaul or
         ----------------
replacement during the next fifty thousand (50,000) miles of service.  Schedule
                                                                       --------
2.17(b) sets forth a list (by make, model, year, license plate/registration
-------
number and vehicle identification number) of all other motor vehicles and equipment (other than Rolling Stock) used or usable by the Target. Schedule
                                                                   --------
2.17(c) sets forth a list all other personal property owned by the Target. The
-------
location of all the Rolling Stock and other personal property located on
Schedule 2.17(a), Schedule 2.17(b) and Schedule 2.17(c) is set forth on such
----------------  ----------------     ----------------
schedules, or if the location of any such Rolling Stock or other personal property is unknown to the Target or in transit such information shall be noted on such schedule.

  2.18 CONTRACTS.  Schedule 2.18 sets forth all oral or written contracts and
       ----------  -------------
other agreements to which the Target is a party, including but not limited to:

     (A) any agreement (or group of related agreements) for the lease of personal property to or from any of the Sellers or any third party providing for lease payments in excess of Fifty Thousand Dollars ($50,000) per annum;

     (B) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of Ten Thousand Dollars ($10,000);

     (C) any agreement concerning a partnership or joint venture;

     (D) any agreement (or group of related agreements) under which the Target has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Fifty Thousand Dollars ($50,000) or under which it has imposed a lien on any of its assets, tangible or intangible;

     (E) any agreement concerning confidentiality or noncompetition;

     (F) any agreement with any of the Sellers;

     (G) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Ten Thousand Dollars ($10,000) or providing severance benefits or other post-employment benefits of any amounts;

     (H) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees other than driver advances issued in the ordinary course of business;

     (I) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target in excess of Ten Thousand Dollars ($10,000) in earnings before interest, taxes, depreciation and amortization;

     (J) any other agreement (or group of related agreements) the performance of which involves consideration in excess of Ten Thousand Dollars ($10,000); or

     (K) all trucking, carrier, shipper, dedicated service, broker and transport contracts which account for more than Five Hundred Thousand Dollars ($500,000) in annual revenues. Schaefer will make available to the Buyer prior to the Closing the files containing all other such contracts.

Schaefer has delivered to the Buyer a correct and complete copy of each written agreement set forth on Schedule 2.18 (as amended to date) and a written summary
                       -------------
setting forth the terms and conditions of each oral agreement referred to in
Schedule 2.18.  With respect to each such agreement: (i) the agreement is legal,
-------------
valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) no party has repudiated any provision of the agreement; and (v) no party is the subject of bankruptcy proceedings, has had a trustee appointed on its behalf or is insolvent.

  2.19  EMPLOYEE ARRANGEMENTS, UNION AGREEMENTS AND BENEFIT PLANS AND GOVERNMENT
        ------------------------------------------------------------------------
COMPLIANCE.
----------

     (a) Schedule 2.19(a) sets forth a complete and accurate list and
         ----------------
     description of all oral or written employment, consulting or collective bargaining contracts, deferred compensation, change in control agreements, golden parachute agreements, profit-sharing, bonus, option, share purchase or other benefit or compensation commitment, benefit plans, arrangements, policies or plans, including all welfare plans of or pertaining to the present or former employees of the Target, or the Target's predecessors in interest. Except as set forth on Schedule 2.19(a), the Target and its
                                       ----------------
     predecessors in interest have reasonably complied with all of their respective obligations, including the payment of all contributions, the filing of all reports, and the payment or accrual of all expenses for the period between the end of the previous plan year and the Closing Date, with respect to such contracts, commitments, arrangements and plans. The plans have been maintained in compliance with all applicable laws and regulations. The levels of insurance reserves and accrued liabilities with regard to all such plans are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

     (B) Except as set forth on Schedule 2.19(b), the Target has never had any
                                ----------------
     oral or written employment, consulting or collective bargaining contracts, deferred compensation, change in control agreements, golden parachute agreements, profit-sharing, bonus, option, share purchase or other benefit or compensation commitment, benefit plans, arrangements or plans, including all welfare plans of or pertaining to the present or former employees of the Target, or the Target's predecessors in interest.

     (C) Schedule 2.19(c) sets forth the name of each salaried employee of the
         ----------------
     Target and such employee's annual salary, position and hire date.

     (D) Except as disclosed on Schedule 2.19(d), the Target is reasonably in
                                ----------------
     compliance with all worker compensation laws and requirements of all applicable states.

     (E) Except to the extent set forth in Schedule 2.19(e):
                                           ----------------

          (I) The Target is in compliance with all applicable laws and collective bargaining agreements respecting employment (if any) and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

          (II) There is no unfair labor practice, charge or complaint or any other matter against or involving the Target or pending or, to the Target's knowledge, threatened before the National Labor Relations Board or any court of law;

          (III) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Target's knowledge, threatened against the Target;

          (IV) To the Target's knowledge, no certification or decertification question or organizational drive exists or has existed within the past twenty-four months respecting the employees of the Target;

          (V) No grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Target, or, to the knowledge of the Target, threatened; and, to the knowledge of the Target, no basis for any claim therefor exists;

          (VI) Except for general labor relation laws, no agreement (including any collective bargaining agreement), arbitration or court decision or governmental order which is binding on the Target in any way limits or restricts the Target from relocating or closing any of its operations;

          (VII) The Target has not experienced any organized work stoppage or other labor difficulty since January 1, 1988; and

          (VIII) There are no charges, or known administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company. Except as disclosed in Schedule
                                                                      --------
          2.19(e), since January 1, 1992, there have been no governmental audits
          -------
          of the equal employment opportunity practices of the Target.

     2.20  EMPLOYEE BENEFIT PLANS.
           ----------------------

     (A) Target does not have and has never had an employee pension benefit plan.

     (B)  Schedule 2.20(b) lists any employee welfare benefit plan within the
          ----------------
     meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained or contributed to by the Target during the last five (5) years and with respect to any group health plan subject to COBRA, maintained or contributed to by the Target during the last five (5) years. "COBRA" means the provisions for the continuation of health care enacted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4080B of the Code (and any amendments or predecessor or successor provisions) and Sections 601 through 608 of ERISA (and any amendments or predecessor or successor provisions), including any regulations promulgated under the applicable provisions of the Code and ERISA. As of the Closing Date, each of the employee benefit plans set forth in Schedule 2.20(b) and the Retirement Plan (collectively, the "EMPLOYEE
        ----------------
     BENEFIT PLANS") are in material compliance with, and have been administered in material compliance with, the provisions of ERISA and the Code.

     (C)  In connection with each Employee Benefit Plan:

          (I) The Target has provided to the Buyer true, complete and correct copies of (A) each Employee Benefit Plan (or, in the case of any unwritten Employee Benefit Plan, a description thereof), (B) each trust agreement, group annuity contract, and any other contract relating to any Employee Benefit Plan, (C) the three (3) most recent Forms 990 and the three most recent Annual Reports, including all schedules, exhibits, and audits (Form 5500) filed for each Employee Benefit Plan for which such a filing is required; and there has been no material change or amendment to any of such documents or filings relating to the Employee Benefit Plans as of the Closing Date; (D) the most recent Summary Plan Descriptions and all Summary of Material Modifications prepared subsequent to such Summary Plan Descriptions,
          (E) the three (3) most recent Summary Annual Reports prepared and distributed for each Employee Benefit Plan for which such document is required, (F) the three most recent actuarial reports for the Retirement Plan, (G) all Notices of Reportable Events filed with the Pension Benefit Guaranty

          Corporation, (H) with respect to the Retirement Plans, a copy (or if not formally published, a description) of the established policies and procedures reasonably designed to promote and facilitate overall compliance with the requirements of Section 401(a) of the Code and all corrections made since January 1, 1997, as a result of such policies and procedures, and (I) a copy of all Forms 5330.

          (II) Neither the Target nor any fiduciary as defined in Section 3(21) of ERISA has taken any action or failed to take any action which would result in any liability to the Target after the Closing Date for matters prior to the Closing Date with respect to any Employee Benefit Plan, other than the payment of the specified benefits.

          (III) There is not any contract, plan or commitment or legal requirement (other than the funding requirement of ERISA with respect to the Retirement Plan), that would require the Target to create any additional employee benefit plan to provide or designed to provide benefits for any its employees or their dependents or beneficiaries or that would require the Target to make any additional contribution to or to pay any expense of the Retirement Plan or to any Employee Benefit Plan for matters occurring prior to the Closing Date.

          (IV) There is no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of any Employee Benefit Plan (other than routine claims for benefits made in the ordinary course of Employee Benefit Plan administration for which administrative review procedures have not been exhausted) pending, threatened or imminent against or with respect to the Employee Benefit Plan, the Target or any other fiduciary (as defined in Section 3(21) of ERISA) of any Employee Benefit Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Benefit Plan).

          (V) Neither the Target nor any other fiduciary (as defined in Section 3(21) of ERISA) has any knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim with respect to any Employee Benefit Plan.

     (D)  Schedule 2.20(e) sets forth the names of claimants, the relationship
          ----------------
     to the employee and amount and description of all claims made under any policy or plan of health benefits sponsored by the Target, whether or not insured, during the last five years that aggregate Five Thousand Dollars ($5,000) or more with respect to any claimant.


     2.21 NOTES AND ACCOUNTS RECEIVABLE.  In the ordinary course of business all
          ------------------------------
notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no refunds, adjustments, defenses, restrictions, assignments, disputes, setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts within 120 days of the date incurred without resort to legal process, subject only to the reserve for bad debts set forth on the face of the Baseline Financial Statement (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

     2.22 POWERS OF ATTORNEY.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Target.

     2.23 INSURANCE.  Schedule 2.23 sets forth the following information with
          ----------  -------------
respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

     (A) the name, address, and telephone number of the agent;

     (B) the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (C) the policy number and the period of coverage;

     (D) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

     (E) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (subject to (A) the terms of the policy, (B) the payment of premiums and
(C) to no notice of cancellation by the Target subsequent to the Closing); (iii) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. The Target has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule
                                                                      --------
2.23 describes any self-insurance arrangements affecting the Target.
----

     2.24 LITIGATION AND CLAIMS.  Schedule 2.24(a) sets forth each instance in
          ----------------------  ----------------
which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, claim or charge, or (ii) is a party or is threatened to be made a party to any action, claim, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Set forth on Schedule 2.24(b) are copies of all accident registers and loss runs
         ----------------
relating to all open matters not totally resolved and closed.  Set forth on

Schedule 2.24(c) are copies of the cargo loss log relating to all open matters
----------------
not totally resolved and closed.  Schedule 2.24(d)  sets out all facts of which
                                  ----------------
the Target is aware involving any bodily injury, property, vehicular or cargo incident between the Target and a third party occurring since January 1, 1998, where no claim has yet been made or threatened and which is not reflected on either Schedule 2.24(a), Schedule 2.24(b) or Schedule 2.24(c). Schedule 2.24(a),
       ----------------  ----------------    ----------------  ----------------
Schedule 2.24(b) and Schedule 2.24(c) each set forth in individual detail all
----------------     ----------------
liabilities recorded in the financial statements, including booked reserves and accruals relating to each entry.

     2.25 GUARANTIES.  The Target is not a guarantor or otherwise is liable for
          ----------
any liability or obligation (including indebtedness) of any other person or entity.

     2.26 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. ENVIRONMENTAL PROTECTION.
          -----------------------------------------  ------------------------
The Target has reasonably obtained all permits, licenses and other authorizations and filed all notices and reports which are required to be obtained or filed by it for the operation of its business under federal, state and local laws relating to environmental matters, health and safety, pollution, or protection of the environment (the "HSE LAWS"). The Target is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. The Target is in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the HSE Laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. In addition to the foregoing, the Target specifically warrants that all underground storage tanks ("USTS") presently or previously located on the Real Estate at all times were in compliance in all material respects with the HSE Laws or that any violations have been properly corrected to the satisfaction of the appropriate governmental authority, and further warrants that all USTs presently on the Real Estate are in reasonable compliance with the 1998 UST upgrade requirements. Except as disclosed on Schedule 2.26,
                                                                -------------
there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance in all material respects with, or which may give rise to any material common law or statutory liability, or otherwise form the basis of any material claim, action, suit, notice of violation, proceeding, or hearing pursuant to the HSE Laws, nor has there been any distribution, use, treatment, storage, disposal, transport, handling, emission, discharge, release or threatened release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste with respect to the Target or its business. Except as disclosed on Schedule 2.26, the Target has
                                                   -------------
received no notice of violation or the like or any complaint or other threat of any actions by any party related in any way to the HSE laws. The Real Estate does not contain any asbestos, urea-formaldehyde, lead-based paint, or PCBs in any form. The Buyer will conduct a Phase I Environmental Site Assessment ("ESA") of the Real Estate at the Buyer's expense not later than January 15, 1998. The Buyer may, at its option conduct a Phase II ESA on any item of concern noted in the Phase I ESA. Any material violation of the HSE Laws documented by the Phase II ESA but not reported by the Target on Schedule 2.26, shall be, at
                                                   -------------
the Buyer's option, corrected to the satisfaction of the appropriate governmental authority by or at the cost of the Seller, or corrected by the Buyer with the cost of correction deducted from the purchase price hereunder.


     2.27 ABSENCE OF CERTAIN PAYMENTS.  Other than for services legitimately and
          ---------------------------
openly performed under applicable law, business discounts customarily granted in the ordinary course of business and nominal non-cash gifts (with a total per donee retail value of less than $100 in any year), neither the Target, nor, to Schaefer's knowledge, any agent, employee or representative of the Target has made or offered to make to any customer, supplier, government official, insurance carrier, referral source, employee or agent or any other person or entity, any payment, gratuity, gift, service or thing of material value. For purposes of this Section, "material" shall mean a fair market value of One Hundred Dollars ($100.00) or more, and "person" shall not include the Sellers.

     2.28 ANTITRUST MATTERS. The Target is and throughout any applicable
          -----------------
statutory period of limitation has been in compliance with all laws, regulations and/or ordinances, whether federal, state or municipal, pertaining or relating in any way to the regulation of competition or trade among or between business entities, including but not limited to, Sections 1 and 2 of the Sherman Act,
Section 3 of the Clayton Act, the Robinson-Patman Act, the Lanham Act, Section 5 of the Federal Trade Commission Act and applicable state or municipal antitrust and trade laws, regulations and/or ordinances. The business and operations of the Target, or any predecessor, affiliate, parent or subsidiary thereof, have been conducted in full and complete compliance with any and all such laws, regulations and/or ordinances.

     2.29 SAFETY RATING.  Except as noted in Schedule 2.29, the Target holds a
          -------------                      -------------
Satisfactory safety rating from the United States Department of Transportation and has always held same since such ratings were first issued.

     2.30 ORGANIZATIONS AND CLUBS.  Set forth on Schedule 2.30 is a listing of
          -----------------------                -------------
all organizations and clubs of which the Target is a member or to which it pays dues or fees on behalf of itself or any person, which person shall be identified in the schedule.

     2.31 BANK ACCOUNTS.  Schedule 2.31 sets forth a complete and accurate list
          --------------  -------------
of each bank or financial institution at which the Target has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

     2.32 MAJOR SUPPLIERS AND CUSTOMERS.  Schedule 2.32 sets forth a list of the
          -----------------------------   -------------
Target's fifty (50) largest suppliers and fifty (50) largest customers for the year ended December 31, 1997, together with in each case the amount paid or billed during such period. To Schaefer's knowledge, the Target, other than as noted in Schedule 2.32 is not engaged in any material dispute with any of such
         -------------
suppliers or customers. None of the officers or directors of the Target, or any person related to any officer or director of the Target, or any company or other organization in which any officer or director of the Target, or any person related to any officer or director of the Target has a direct or indirect financial interest, has any material financial interest in any supplier or customer of the Target.

     2.33 DISCLOSURE.  The representations and warranties contained in this
          -----------
Article II do not contain any untrue statement of a material fact nor omit to state any material fact necessary in order to make the statements and information contained in this Article II not misleading.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------

  In order to induce the Sellers to enter into this Agreement and the consummate the transactions contemplated hereby, the Buyer represents and warrants that as of the date hereof and as of the Closing Date, the following representations and warranties are true, complete and accurate, and all such representations and warranties shall be continuing and shall survive the Closing pursuant to Section
7.1 below.

  3.1 ORGANIZATION OF THE BUYER.  The Buyer is a corporation duly organized,
      --------------------------
validly existing, and in good standing under the laws of the State of Nevada.

  3.2 AUTHORIZATION OF TRANSACTION.  The Buyer has full power and authority
      -----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except as set forth on Schedule 3.2 and
                                                       ------------
compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

  3.3 NONCONTRAVENTION.  Except as set forth on Schedule 3.3, neither the
      -----------------                         ------------
execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

  3.4 BROKERS' FEES.  The Buyer has no liability or obligation to pay any fees
      --------------
or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

  3.5 INVESTMENT.  The Buyer is not acquiring the Shares with a view to or for
      -----------
sale in connection with any distribution thereof within the meaning of the Securities Act of 1933.


                                  ARTICLE IV
                             PRE-CLOSING COVENANTS
                             ---------------------

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

  4.1 GENERAL.  Each of the Parties will use his or its best efforts to take all
      --------
action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

  4.2 NOTICES AND CONSENTS.  Schaefer will cause the Target to give any notices
      ---------------------
to third parties, and will cause the Target to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 2.3 above. Each of the Parties will (and Schaefer will cause the Target to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 2.3, Section 3.2 and Section 3.3 above. Without limiting the generality of the foregoing, each of the Parties will file (and Schaefer will cause the Target to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its best efforts to obtain (and Schaefer will cause the Target to use its best efforts to obtain) an early termination of the applicable waiting period, and will make (and Schaefer will cause the Target to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Schaefer, without prior consultation with the Buyer, shall not cause or permit the Target to purchase or contract to purchase any equipment or Rolling Stock, regardless of whether such purchase is in the ordinary course of business.

  4.3 OPERATION OF BUSINESS.  Schaefer will not cause or permit the Target to
      ----------------------
engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Schaefer without prior written consent from the Buyer will not cause or permit the Target to (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) enter into a transaction with the Sellers, or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 2.11 above.

  4.4 PRESERVATION OF BUSINESS.  Schaefer will cause the Target to keep its
      -------------------------
business and properties substantially intact, including its present operations, Rolling Stock, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. Schaefer will immediately notify the Buyer upon Schaefer or the Target receiving any indication that a customer or certain customers intends to reduce substantially or cease doing business with the Target. For purposes of this Section, "customer" shall mean a customer who individually accounts for five per cent (5%) of the Target's annual gross revenue and "certain customers" shall mean customers who in the aggregate (whether related or not) account for five per cent (5%) of the Target's annual gross revenue.

  4.5 FULL ACCESS.  Schaefer will permit, and Schaefer will cause the Target to
      ------------
permit, representatives of the Buyer to have full access at all reasonable times, including permitting the Buyer's independent accountants to conduct on audit of the Target, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target.

  4.6 NOTICE OF DEVELOPMENTS.  Each Party will give prompt written notice to the
      -----------------------
others of any material adverse development causing a breach of any of their respective representations and warranties in Article II and Article III above.

  4.7 EXCLUSIVITY.  None of the Sellers will (and Schaefer will not cause or
      ------------
permit the Target to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Target (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. None of the Sellers will vote their respective Shares in favor of any such acquisition structured as a merger, consolidation, share exchange or purchase of assets. Schaefer will notify the Buyer immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

  4.8 SURVEY.  With respect to the Real Estate, Schaefer will cause the Target
      -------
to procure in preparation for the Closing a current survey of the Real Estate certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "SURVEY"). There shall be no any survey defect or encroachment from or onto the Leased Property which has not been cured or insured over prior to the Closing.

  4.9  SETTLEMENT OF DEBT.  Schaefer shall ensure that on or before the Closing
       -------------------
that all outstanding debts and liabilities between the Sellers and the Target are settled in cash.

  4.10 TRANSFER OF THE BUYER'S PROPERTY TO THE REAL PROPERTY.  Schaefer shall
       ------------------------------------------------------
cause the Target to allow the Buyer to move certain of its assets to and store and manage them at and from the Real Estate prior to the Closing Date if the Closing Date occurs after January 15, 1998.

                                   ARTICLE V
                            POST-CLOSING COVENANTS
                            ----------------------

The Parties agree as follows with respect to the period following the Closing.

  5.1 GENERAL.  In case at any time after the Closing any further action is
      -------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties will promptly take without further consideration such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request. Schaefer acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Target.

  5.2 LITIGATION SUPPORT.  In the event and for so long as any Party actively is
      -------------------
contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

  5.3 TRANSITION.  Schaefer will not take any action that is designed or
      -----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Schaefer will refer all customer inquiries relating to the businesses of the Target to the Buyer from and after the Closing.

  5.4 CONFIDENTIALITY.  Schaefer will treat and hold all nonpublic information
      ----------------
of the Target as confidential information for a period of three (3) years subsequent to the Closing and refrain from using any of the confidential information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the confidential information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or else stand liable for contempt, that Seller may disclose the confidential information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable
-----------------
best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any confidential information which is generally available to the public immediately prior to the time of disclosure so long as such general availability is not due to a breach by the Sellers with the provisions of this Section.

                                  ARTICLE VI
                       CONDITIONS TO OBLIGATION TO CLOSE
                       ---------------------------------

  6.1  CONDITIONS TO OBLIGATION OF THE BUYER.  The obligation of the Buyer to
       --------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (A) the representations and warranties set forth in Article II shall be true and correct in all material respects at and as of the Closing Date;

     (B) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

     (C) the Target shall have procured all of the third party consents specified in Section 2.3 above and the Survey (except for those consents covered under Section 6.1(f) below);

     (D) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares and to control the Target, or (iv) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (E) Schaefer shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(d) is satisfied in all respects;

     (F) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or otherwise been terminated and the Parties and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.2;

     (G) Schaefer shall have executed the Escrow Agreement;

     (H) Schaefer shall have entered into a non-competition and consulting agreement with the Target and the Buyer in the form of EXHIBIT 6.1(H)
                                                            --------------
     hereto (the "NON-COMPETITION AND CONSULTING AGREEMENT");

     (I) the Buyer shall have received from counsel for Schaefer, an opinion, dated the Closing Date and in form and substance reasonably satisfactory to the Buyer's counsel, to the effect that:

          (I) the Target is a corporation validly existing and in good standing under the laws of the State of Ohio;

          (II) this Agreement and the collateral documents to be executed in connection herewith constitute the valid and binding obligations of Schaefer, enforceable in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought;

          (III) the authorized capital stock of the Target consists of Two Hundred Fifty (250) shares of common stock, no par value per share, and, based upon a review of the minute books and stock books of the Target and upon specified certificates of appropriate officers of the Target, there are 134.5 shares of such stock issued and outstanding and there are 15.5 shares held as treasury stock, all of which issued and outstanding shares are owned of record by the Sellers, have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable;

          (IV) insofar as such counsel are aware, and based upon a review of the minute books and stock books of the Target, neither the Target nor the Sellers are a party to, or bound by, any outstanding option, warrant, agreement (other than this Agreement), preemptive right, proxy, call, commitment or demand or right of any character obligating the Target or the Sellers to sell, issue or otherwise dispose of any capital stock of the Target or any option or rights with respect thereto;

          (V) Insofar as such counsel are aware, neither the execution and delivery of this Agreement by Schaefer nor compliance with the terms and provisions hereof by Schaefer will violate any provision of any injunction, order or decree of any governmental agency, authority or court of which such counsel are aware; and

          (VI) The Non-Competition and Consulting Agreement hereto constitutes the valid and binding obligation of Schaefer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought;

     (J) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing; such resignation to be accompanied by a waiver of any and all claims against the Target (such resignation and waiver to be in form and content reasonably acceptable to the Buyer and its counsel);

     (K) there shall not have occurred any material adverse change since December 31, 1996 in the business, properties, assets, liabilities, results of operations, prospects or financial condition of the Target or physical loss or damage to any of the properties or assets (which, if covered by insurance could not be fully replaced within thirty (30) days of such loss or damage without payment by the Target of a deductible in excess of three
     (3) per cent of the loss amount) of the Target which materially and adversely affects or impairs the business now being or to be conducted by the Target, and the Sellers shall have delivered to the Buyer a certificate, signed by the Sellers and dated the Closing Date, to all such effects. For purposes of this Section, a "material adverse change" shall be as determined by the Buyer in its sole discretion;

     (L) Schaefer shall have entered into an amendment of the Lease that provides: (i) for the continuation of the present term through December 31, 2007 at the present lease rate; (ii) that upon termination of that present Lease term, the Target shall have an option to extend the Lease for four
     (4) consecutive terms of five (5) years each, each renewal term subject to adjustment based upon the Consumer Price Index and at such other terms satisfactory to the Buyer; (iii) that the Target shall have a right of first refusal to purchase the Real Estate should Schaefer ever sell the Real Estate; and (iv) that there are no defaults existing under the Lease as of the Closing Date, nor any condition which, with notice or the passage of time, or both, will result in a default under the Lease;

     (m) Schaefer shall have delivered to the Buyer: (i) a certified copy of the charter of the Target from the Ohio Secretary of State; (ii) a certificate of good standing from the Ohio Secretary of State (and any other state in which the Target is qualified); and (iii) a certified copy of the Target's bylaws;

     (N) the Schedules and Exhibits hereto, certified as true and correct by Schaefer under Section 9.1(b), shall have been delivered to the Buyer and such schedules and exhibits shall be satisfactory in the sole opinion of the Buyer. At Closing, Schaefer shall issue a "bring down" certificate certifying that there have been no material changes in the information contained in the Schedules and Exhibits since the date of the prior certification, or if there have been changes, specifying the changes. The Buyer shall have the right to approve or reject any such changes in its sole discretion, provided that it acts in good faith in doing so;

     (O) the Buyer shall have been given an opportunity to review all financial and legal aspects of the Target's business, including an inspection of its facilities and a review of its accounting and tax records, and to conduct interviews of its officers and employees, and shall have discovered no information or circumstances that cause it to believe that the Target may suffer a material liability in the future that has not been adequately disclosed and/or reserved for on the Financial Statements;

     (P) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all schedules hereto, exhibits hereto, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and its counsel;

     (Q) the execution and performance of this Agreement and the transactions contemplated hereby shall have been approved by the Buyer's Board of Directors; and

     (R) Schaefer shall have executed a Memorandum of Lease substantially in the form of EXHIBIT 6.1(R).
             --------------

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

     6.2 CONDITIONS TO OBLIGATION OF THE SELLERS.  The obligation of the Sellers
         ---------------------------------------
to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (A) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

     (B) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (C) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (D) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

     (E) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or otherwise been terminated and the Parties and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.2;

     (F) the Buyer shall have executed the Escrow Agreement;

     (G) the Buyer shall have executed the Non-competition and Consulting Agreement;

     (H) the Sellers shall have received from Witt, Gaither and Whitaker, P.C., counsel for the Buyer, an opinion, dated the Closing Date and in form and substance reasonably satisfactory to counsel for Stockholders, to the effect that:

          (I) the Buyer is a corporation validly existing and in good standing under the laws of the State of Nevada;

          (II) the Buyer has the corporate power to execute and deliver this Agreement and to carry out the terms and conditions hereof;

          (III) the execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action; and

          (IV) This Agreement and the collateral documents to be executed in connection herewith constitute the valid and binding obligations of the Buyer, enforceable in accordance with their terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought);

     (I) the Buyer shall have delivered to the Sellers a certificate of good standing from the Nevada Secretary of State certifying the good standing of the Buyer;

     (J) the Buyer shall have delivered to the Sellers a copy of the resolutions of the Buyer's Board of Directors or duly authorized committee thereof that approve this transaction, said copy being certified by the corporate secretary of the Buyer; and

     (K) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing.

                                  ARTICLE VII
                    REMEDIES FOR BREACHES OF THIS AGREEMENT
                    ---------------------------------------

     7.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the
           -------------------------------------------
representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect subject to any applicable statutory period of limitations.

     7.2   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.
           ----------------------------------------------------

     (A) Schaefer agrees to defend, indemnify and hold the Buyer harmless from and against and with respect to any and all loss, damage, liability, deficiency, cost, obligation, or expense resulting from or with respect to
     (i) any breach of any covenant or warranty or representation or any material inaccuracy or material misrepresentation by him or the Trusts contained in this Agreement or any certificate or document delivered to the Buyer by Schaefer or the Trusts in connection with the transactions contemplated hereby; (ii) the failure of the Sellers, or any of the Sellers, to perform or comply with any covenant, agreement or obligation required by this Agreement to be performed or compiled with by the Sellers; and (iii) all undisclosed, unbooked, under accrued or under reserved liabilities, including, but not limited to, assessments, taxes, penalties, interest, claims, losses, fines and judgments. All claims for indemnification shall bear interest at a rate equal to the rate earned on the Escrow Funds from the date of receipt of notice of claim as provided in
     Section 7.5  until the date such claim is satisfied.

     (B) Notwithstanding anything contained herein, no claim for indemnification shall be made by the Buyer hereunder against Schaefer for any claims under
     Section 7.2(a) that does not exceed Twenty Thousand Dollars ($20,000). And in any event, Schaefer shall have no liability hereunder for any and all claims in excess of Twenty Thousand Dollars ($20,000) of every type and description until such claims exceed the aggregate sum of

     Five Hundred Thousand Dollars ($500,000), at which time Schaefer shall incur liability for the entire amount of all subsequent claims in excess of Twenty Thousand Dollars ($20,000). The aggregate sum of Five Hundred Thousand Dollars ($500,000) will be increased by the difference between the amount of the reserve, accrual or booked amount for any claim and the amount for which such liability is actually settled.

     7.3   INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. The Buyer
           ------------------------------------------------------
agrees to defend, indemnify and hold the Sellers harmless from and against and with respect to any and all loss, damage, liability, deficiency, cost, obligation, or expense resulting from or with respect to (i) any breach of any covenant or warranty or representation or any material inaccuracy or material misrepresentation by the Buyer contained in this Agreement or any certificate or document delivered by the Buyer to the Sellers in connection with the transactions contemplated hereby; and (ii) the failure of the Buyer to perform or comply with any covenant, agreement or obligation required by this Agreement to be performed or compiled with by the Buyer. All claims for indemnification shall bear interest at a rate equal to the rate earned on the Escrow Funds from the date of receipt of notice of claim as provided in Section 7.5 until the date such claim is satisfied.

     7.4   MATTERS INVOLVING THIRD PARTIES.
           --------------------------------

     (A) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Article VII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that
                                                        -----------------
     no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (B) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (C) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     (D) In the event any of the conditions in Section 7.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any adverse consequences the

     Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII.

     7.5   NOTICE OF CLAIM. When a Party determines in good faith that it has a
           ----------------
claim or potential claim for indemnification pursuant to this Article VII it shall deliver notice thereof to the other Party at the address specified in
Section 12.7. Such notice shall set forth the section or sections under this Agreement pursuant to which such claim is made and the amount or estimate of the claim and shall state, in reasonable detail, the basis for such claim. The Indemnifying Party shall have twenty (20) days after receipt of a notice of claim within which to either pay such claim or notify the Indemnified Party of the Indemnifying Party's disagreement with all or a portion of said claim. If the Indemnified Party has not received notice of disagreement from the Indemnifying Party within the twenty (20) day period, the amount of the claim shall be compensible in full. If the Indemnified Party receives within the twenty (20) day period a notice of disagreement regarding only a portion of a claim, the portion of the claim not subject to disagreement shall be compensible. If the Parties are unable to resolve the validity or the amount of a claim after said twenty (20) day period, then the dispute may be resolved by arbitration to be conducted in Chattanooga, Tennessee, in accordance with the then existing rules of the American Arbitration Association, and the decision rendered by the arbitrator (who shall be selected by mutual consent by the Parties and, if the Parties are unable to agree on an arbitrator, submitted to American Arbitration Association office in Nashville, Tennessee, for resolution) shall be binding upon the Parties. Any judgment upon any arbitration award may be entered in the highest state or federal court having jurisdiction thereof. In the event the Buyer makes any claim against the Escrow Funds, the Buyer shall provide the Escrow Agent with notice in accordance with the Escrow Agreement and the Escrow Agent shall, pending resolution of such claim, withhold payment to the Sellers of that portion of the Escrow Funds that are reasonably necessary to satisfy the claim. Nothing herein shall be deemed to prevent the Buyer from making a claim for indemnification hereunder for potential or contingent claims or demands provided the notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Buyer has reasonable grounds to believe that such a claim or demand may be made.

     7.6   OTHER INDEMNIFICATION PROVISIONS.  The foregoing indemnification
           ---------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under HSE Laws) any Party may have with respect to the Target or the transactions contemplated by this Agreement. Schaefer hereby agrees that he will not make any claim for indemnification against the Target by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against Schaefer (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                                 ARTICLE  VIII
                                  TAX MATTERS
                                  ------------

The following provisions shall govern the allocation of responsibility as between the Buyer and Schaefer for certain tax matters following the Closing
Date:

     8.1   TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.  The Buyer shall
           -------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all tax returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Buyer shall permit Schaefer to review and comment on each such tax return described in the preceding sentence prior to filing. Schaefer's obligation to reimburse the Buyer for taxes of the Target with respect to such period to the extent such taxes are not reflected in the reserve for tax liability is set forth in Section 7.2.

     8.2   TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE.  The
           ---------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Target for tax periods which begin before the Closing Date and end after the Closing Date. Schaefer's obligation to reimburse the Buyer an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such taxes are not reflected in the reserve for tax liability is set forth in Section 7.2. For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (a) in the case of any taxes other than taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated in the same manner. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target.

     8.3   COOPERATION ON TAX MATTERS.
           ---------------------------

     (A) The Buyer and Schaefer shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     (B) the Buyer and Schaefer further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (C) the Buyer and Schaefer further agree, upon request, to provide the other Party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department regulations promulgated thereunder.

     8.4   TAX SHARING AGREEMENTS. Schaefer shall cause all tax sharing
           -----------------------
agreements or similar agreements with respect to or involving the Target shall to be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

     8.5   CERTAIN TAXES.  All transfer, documentary, sales, use, stamp,
           --------------
registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Schaefer when due, and Schaefer will, at his own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     9.1   TERMINATION OF AGREEMENT.  The Parties may terminate this Agreement
           -------------------------
as provided below:

     (A) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (B) Notwithstanding any other provision in this Agreement, it is understood that this Agreement has been executed without the Schedules and Exhibits contemplated hereby and that Schaefer shall have until January 9, 1998, unless otherwise extended by the Buyer, to deliver all of such Schedules and Exhibits to the Buyer under the certificate of Schaefer stating that the attachments constitute all the Schedules and Exhibits contemplated in this Agreement for which Schaefer is responsible and that such Schedules and Exhibits are true and correct to the best of his knowledge, information and belief. Upon receipt of such certificate and schedules, the Buyer shall have a period of fifteen days in which to review and satisfy itself with respect to the content of such schedules (the "REVIEW PERIOD"), and Schaefer will, and Schaefer will cause the Target to, cooperate fully with the Buyer in connection with its review and due diligence with respect to such schedules during the Review Period. If, prior to the expiration of the Review Period, the Buyer finds any matter or items disclosed on such Schedules and Exhibits, or which should have been disclosed and was not so disclosed on such Schedules and Exhibits, which the Buyer determines in good faith to be material and to cause the Buyer not to proceed with the acquisition of the Shares, then Buyer shall give notice in writing to the Sellers on or before the Closing Date of its election to terminate this Agreement and not to purchase the Shares;

     (C) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the Closing Date if the Buyer's continuing business, legal, environmental, and accounting due diligence regarding the Target reveals any fact or facts that would or could reasonably likely result in materially adverse consequences or changes to the business of the Target as presently conducted subsequent to the consummation of the transactions contemplated by this Agreement;

     (D) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event any of the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 1998, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (E) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach.

     9.2   EFFECT OF TERMINATION.  If any Party terminates this Agreement
           ----------------------
pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach), including any obligation of Schaefer relating to the Non-Compete and Consulting Agreement and the Lease (as amended per Section 6.1(l)).

                                   ARTICLE X
                      DEFINITIONS, SCHEDULES AND EXHIBITS
                      -----------------------------------

     10.1 DEFINITIONS.
          -----------

DEFINED TERM                                    SECTION WHERE DEFINED
------------                                    ---------------------
Baseline Financial Statement                    Section 2.10
Buyer                                           Preamble
Closing                                         Section 1.3
Closing Date                                    Section 1.3
COBRA                                           Section 2.20(b)
Condominium                                     Section 2.15
Employee Benefits Plans                         Section 2.20(b)
ERISA                                           Section 2.20(b)
ESA                                             Section 2.26
Escrow Agent                                    Section 1.2
Escrow Agreement                                Section 1.2
Escrow Funds                                    Section 1.2
Financial Statements                            Section 2.10
HSE Laws                                        Section 2.26
Indemnified Party                               Section 7.4(a)
Indemnifying Party                              Section 7.4(a)
Lease                                           Section 2.15
Non-Competition Consulting Agreement            Section 6.1(h)
Parties                                         Preamble

Purchase Price                                  Section 1.2
Real Estate                                     Section 2.15
Review Period                                   Section 9.1(b)
Rolling Stock                                   Section 2.17
Schaefer                                        Preamble
Sellers                                         Preamble
Shares                                          Section 2.2
Survey                                          Section 4.8
Target                                          Recitals
Target Intellectual Property                    Section 2.16
Target Shares                                   Section 2.4
Third Party Claim                               Section 7.4(a)
Trusts                                          Preamble
USTs                                            Section 2.26


     10.2  LIST OF SCHEDULES AND EXHIBITS.
           ------------------------------

SCHEDULES                                       DESCRIPTION
---------                                       -----------
Schedule 2.3                                    Conflicts and Consents
Schedule 2.5                                    Jurisdictions in which the Target is Qualified
Schedule 2.6                                    Officers & Directors
Schedule 2.9                                    Subsidiaries & Affiliates
Schedule 2.11                                   Events Subsequent to Baseline Financial Statement
Schedule 2.12                                   Undisclosed Liabilities
Schedule 2.13                                   Legal Compliance
Schedule 2.14(c)                                Income Taxes
Schedule 2.14(d)                                Other Taxes
Schedule 2.14(f)                                Tax Basis, NOL's, etc.
Schedule 2.15(a)                                Leased Real Property
Schedule 2.15(b)                                Condominium Documents
Schedule 2.15(c)                                Licenses & Permits
Schedule 2.15(i)                                Good Title
Schedule 2.15(j)                                Leases & Subleases
Schedule 2.16                                   Intellectual Property
Schedule 2.16(b)                                Intellectual Property Infringement
Schedule 2.17                                   Leased Tangible Assets
Schedule 2.17(a)                                Rolling Stock
Schedule 2.17(b)                                Motor Vehicle & Equipment
Schedule 2.17(c)                                Personal Property
Schedule 2.18                                   Contracts
Schedule 2.19(a)                                Employment Policies & Contracts
Schedule 2.19(b)                                Employee Benefits

Schedule 2.19(c)                                Salaried Employees
Schedule 2.19(d)                                Workers' Compensation Compliance
Schedule 2.19(e)                                Labor Relations & Compliance
Schedule 2.20(b)                                Employee Benefit Plans
Schedule 2.20(e)                                Employee Claims
Schedule 2.23                                   Insurance
Schedule 2.24(a)                                Litigation Claims
Schedule 2.24(b)                                Accident Registers & Loss Runs
Schedule 2.24(c)                                Cargo Loss Logs
Schedule 2.24(d)                                Incidents since January 1, 1998
Schedule 2.26                                   Environmental, Health &  Safety Matters
Schedule 2.29                                   Safety Rating
Schedule 2.30                                   Organizations & Clubs
Schedule 2.31                                   Bank Accounts
Schedule 2.32                                   Major Suppliers & Customers
Schedule 3.2                                    Authorization of Transaction
Schedule 3.3                                    Noncontravention

EXHIBITS                                        DESCRIPTION
--------                                        ------------
Exhibit 1.2(a)                                  Sellers' Wire Transfer Instructions
Exhibit 1.2(b)                                  Outstanding Stock of the Target
Exhibit 1.2(c)                                  Escrow Agent's Wire Transfer Instructions
Exhibit 1.2(d)                                  Escrow Agreement
Exhibit 2.1                                     Trust Agreements
Exhibit 2.10                                    Baseline Financial Statement
Exhibit 2.15                                    Lease
Exhibit 6.1(h)                                  Non-Competition Consulting Agreement
Exhibit 6.1(r)                                  Memorandum of Lease

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.  It is the understanding of
           ----------------------------------------
the parties that on the date of execution of this Agreement, Schaefer with the Buyer will jointly announce the subject matter of this Agreement to the employees of the Target and the Buyer, issue press releases and make the requisite government notice filings.

     11.2  NO THIRD-PARTY BENEFICIARIES.  This Agreement shall not confer any
           -----------------------------
rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

     11.3  ENTIRE AGREEMENT.  This Agreement (including the documents referred
           -----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4  SUCCESSION AND ASSIGNMENT.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Parties named herein and their respective heirs, personal representative, estates, successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and The Sellers; provided, however, that the Buyer may (i) assign any or all of its
         -----------------
rights and interests in the assets hereunder to one or more of its affiliated companies and (ii) designate one or more of its affiliate companies to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.5  COUNTERPARTS.  This Agreement may be executed in one or more
           -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.6  HEADINGS.  The section headings contained in this Agreement are
           ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7  NOTICES.  All notices, requests, demands, claims, and other
           --------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Buyer:
     ----------------
     U.S. Xpress Enterprises, Inc.
     2931 South Market Street
     Chattanooga, TN 37410
     Attn: Patrick E. Quinn

     Fax:  (423) 265-5715

     With a Copy to:
     ---------------
     Witt, Gaither & Whitaker, P.C.
     1100 SunTrust Bank Building
     Chattanooga, TN 37402
     Attn: Carter J. Lynch, III, Esq.

     Fax: (423)266-4138

     If to the Sellers:
     ------------------
     SCHAEFER:
     Richard H. Schaefer
     78 Lochinvar Court
     Xenia, OH 45385

     Fax:  (937) 376-0410

     With a Copy to:
     ---------------
     Fred J. Andary, Esq.
     1700 First National Plaza
     Dayton, OH 45402

     Fax: (937) 228-0331

     If to the Trusts:
     -----------------

     National City Bank
     Attn:  Trust Department
     6 North Main Street
     Dayton, OH  45412

     Fax:  (937) 226-2451

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     11.8  GOVERNING LAW.  This Agreement shall be governed by and construed in
           --------------
accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

     11.9  AMENDMENTS AND WAIVERS.  No amendment of any provision of this
           -----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Schaefer. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. The course of conduct or course of dealing of the parties shall not operate to modify or waive the provisions of this Section.

     11.10 SEVERABILITY.  Any term or provision of this Agreement that is
           -------------
inavalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In such event, the offending provision shall be modified to the minimum extent necessary to make it valid and enforceable.

     11.11 EXPENSES.  Each of the Parties shall bear its own costs and expenses
           ---------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     11.12 CONSTRUCTION.  The Parties have participated jointly in the
           -------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.  The Exhibits,
           --------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14 SPECIFIC PERFORMANCE.  Each of the Parties acknowledges and agrees
           --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     11.15 SUBMISSION TO JURISDICTION.  Each of the Parties submits to the
           ---------------------------
jurisdiction of any state or federal court sitting in Chattanooga, Tennessee, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.


                                     *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

U.S. XPRESS ENTERPRISES, INC.


By:____________________________
     Max L. Fuller

Title:  Co-Chairman and Secretary

SELLERS:

_______________________________
RICHARD H. SCHAEFER
Owner of 71.5 shares of Common Stock

RICHARD H. SCHAEFER
IRREVOCABLE WITHDRAWAL TRUST
DATED DECEMBER 24, 1991

_______________________________
By:____________________________
Position:________________________
NATIONAL CITY BANK, F/K/A
THE FIRST NATIONAL BANK,
DAYTON, OHIO, TRUSTEE
Owner of 4 shares of Common Stock

RICHARD H. SCHAEFER
IRREVOCABLE NON-WITHDRAWAL TRUST
DATED DECEMBER 24, 1991


_______________________________
By:____________________________
Position:________________________

NATIONAL CITY BANK, F/K/A
THE FIRST NATIONAL BANK,
DAYTON, OHIO, TRUSTEE
Owner of 59 shares of Common Stock